                                                                EXHIBIT 17(k)

EQUITY AND
INCOME
FUNDS

ARROW FUNDS

COMBINED
SEMI-ANNUAL REPORT
MARCH 31, 1997

Federated Securities Corp., Distributor

Cusip 042749101
Cusip 042749200
Cusip 042749309
3041404 (5/97)

PRESIDENT'S MESSAGE

Dear Investor:

I am pleased to present your Semi-Annual Report for the Arrow Equity and Income Funds. This report covers the six-month reporting period from October 1, 1996, through March 31, 1997.

This report contains complete financial information, including an investment review by the portfolio manager and a list of holdings, for the Arrow Equity Portfolio, Arrow Fixed Income Portfolio, and Arrow Municipal Income Portfolio.

The fund-by-fund highlights are as follows:

        ARROW EQUITY PORTFOLIO

        This high quality stock fund invests in many household names such as BankAmerica, Chrysler, DuPont, General Electric, Hewlett-Packard, Intel, Mattel, Pepsico, Pfizer, and Wal-Mart. For the six-month period ended March 31, 1997, the fund produced a total return of 7.98%, or 4.17% when adjusted for the fund's sales charge.* Contributing to the total return was a $0.10 increase in net asset value, $0.05 per share in dividends, and capital gain distributions totaling $1.05 per share. Total net assets stood at $58.5 million on the last day of the period.

        ARROW FIXED INCOME PORTFOLIO

        Arrow Fixed Income Portfolio invests in a combination of corporate bonds issued by many well-known companies, and government bonds. The fund paid dividends totaling $0.33 per share over the period, while its net asset value decreased by $0.11 due to bond market volatility. For the six-month period ended March 31, 1997, total return was 2.21%, or -1.35% when adjusted for the fund's sales charge.* On the last day of the period, total net assets stood at $28.2 million.

        ARROW MUNICIPAL INCOME PORTFOLIO

        This fund, designed for tax-sensitive investors, pursues income free of federal income tax through a portfolio of investment-grade, long-term municipal bonds.** On the last day of the period, Arrow Municipal Income Portfolio included bonds issued by municipalities across 14 states. The fund paid tax-free dividends of $0.22 per share during the period, while its net asset value declined by $0.04 due to bond market volatility. For the six-month period ended March 31, 1997, total return was 1.76%, or -1.78% when adjusted for the fund's sales charge.* Total net assets stood at $13.8 million on the last day of the period.

Finally, please note that on April 25, 1997, Mississippi Valley Advisors Inc. succeeded Mark Twain Bank as the investment adviser to the Arrow Funds. This change is a result of a merger of Mark Twain Bancshares, Inc., the parent company of Mark Twain Bank, into Mercantile Bancorporation Inc. The terms of the Arrow Funds' new investment advisory contract with Mississippi Valley Advisors Inc. are substantially similar to the previous investment advisory contract between Arrow Funds and Mark Twain Bank.

Thank you for selecting an Arrow Fund to pursue your financial goals. You have our commitment to bring you the highest level of service as we keep you up to date on your investment progress.

Sincerely,

[Graphic]

Edward C. Gonzales
President
May 15, 1997

 * Performance quoted reflects past performance and is not indicative of future results. Investment return and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost.

** Income may be subject to the federal alternative minimum tax and state and local taxes.

INVESTMENT REVIEW
ARROW EQUITY PORTFOLIO

The equity markets and the Arrow Equity Fund have provided an attractive return for an extended period of time. This has been the case also for the past twelve months, but not without some volatility. Common stocks generally declined from about April - May of 1996 through July and then began a strong recovery phase that lasted until December, only to lose ground during that last month of the year.

Equities started off in January and February 1997 with a strong advance. Most market averages and the Arrow Equity Fund were up about 10% to 11% during this time. The primary support for the markets came from increasing corporate earnings, a modestly advancing economy, low inflation, and moderating bond yields.

The Federal Reserve Board's recent move to raise short-term interest rates has weakened the yield support underpinning the equity markets, and in our view, has been one of the reasons for the heavy selling of stocks in recent weeks. The resulting drop in stock prices has little to do with fundamentals, and more to do with a very nervous market. This is typical of a "correction." We have not experienced what is classified as a "market correction," a drop in stock prices of about 10%, for some time, and that type of environment may be overdue.

Despite near-term uncertainty, we expect a relatively favorable environment for financial assets in the coming months. That includes continuing moderate economic growth, modest inflation, and rising corporate earnings. However, we expect continued selective strength in common stocks, accompanied by a degree of volatility. How selective? Just five companies, IBM, Intel, Microsoft, Coca Cola and General Electric, accounted for almost one quarter of the 20.3% price gain for 1996 in the Standard & Poor's 500 Stock Index.*

At this time it is especially important to stay invested in companies with solid fundamentals and develop a somewhat defensive posture. We especially favor those companies that have visible and predictable earnings growth prospects.

ARROW FIXED INCOME PORTFOLIO

The Arrow Fixed Income Portfolio had total net assets of $28.2 million as of March 31, 1997. The fund had an average maturity of 13 years, with 32% of the fund's net assets invested in U.S. Treasury and Government Agency securities, and 65% invested in investment grade corporate bonds.

Interest rates moved higher during the period, with ten-year U.S. Treasury securities increasing 20 basis points to a 6.9% yield on March 31, 1997 versus a 6.70% yield on September 30, 1996. Thirty-year government bonds increased in yield to a 7.10% yield versus a 6.92% yield at the end of the third quarter of 1996. On March 25, 1997, the Federal Reserve Board raised short-term interest rates by one quarter of one percent. It was the first tightening of monetary policy in two years. While continuing stronger economic numbers is a negative for the markets, inflation is still relatively low and the recent strength of the dollar versus the Japanese yen and the German mark should slow economic growth in the U.S. to a more moderate pace. We therefore do not see longer-term interest rates increasing substantially from current levels, with the upside on thirty-year government securities being in the 7-1/4% to 7-1/2% range.

* The Standard & Poor's 500 Index is an unmanaged index of common stocks in industry, transportation, and financial and public utility companies.

  Investments cannot be made in an index.

ARROW MUNICIPAL INCOME PORTFOLIO

During the six-month reporting period ended March 31, 1997, total returns from the municipal market have been only slightly positive. Municipal supply increased during the fourth quarter of 1996, which limited upward movement of bond prices. During the latter part of the first quarter of 1997, the Federal Open Market Committee raised short-term interest rates by one-quarter of one percent. This change in policy caused bond valuations to decline further. Total return for the municipal market was essentially flat to down slightly during the first quarter of 1997.

The Arrow Municipal Income Portfolio finished the first quarter of 1997 with a positive total return (not adjusted for sales charge), due to defensive measures taken late in 1996. The fund remains slightly more defensive in terms of duration, but has remained nearly fully invested and diversified. We expect the economy to continue growing moderately, which may necessitate further increases in short-term interest rates during the next few quarters, but we believe long bond yields are probably near their high. The fund continues to emphasize high-quality issues.

ARROW EQUITY PORTFOLIO
PORTFOLIO OF INVESTMENTS
MARCH 31, 1997 (UNAUDITED)

SHARES                                                  VALUE
COMMON STOCKS -- 88.9%
                COMMERCIAL SERVICES -- 2.2%
53,000          Reynolds & Reynolds Co., Class A        $1,265,375
                CONSUMER DURABLES -- 2.6%
18,000          Brunswick Corp.                            483,750
22,000          Chrysler Corp.                             660,000
15,000          Mattel, Inc.                               360,000
                     Total                               1,503,750
                CONSUMER NON-DURABLES -- 8.0%
 2,000          Gillette Co.                               145,250
32,000          PepsiCo, Inc.                            1,044,000

22,000          Philip Morris Cos., Inc.                2,510,750
35,000          UST, Inc.                                 975,625
                  Total                                 4,675,625
                ELECTRONIC TECHNOLOGY -- 12.0%
25,000          Hewlett-Packard Co.                     1,331,250
15,000          Intel Corp.                             2,086,875
15,000          McDonnell-Douglas Corp.                   915,000
25,000       (a)Sun Microsystems, Inc.                    721,875
14,000          United Technologies Corp.               1,053,500
17,000          Varian Association, Inc.                  909,500
                  Total                                 7,018,000
                ENERGY MINERALS -- 2.6%
 5,000          Texaco, Inc.                              547,500
25,000          Unocal Corp.                              953,125
                  Total                                 1,500,625
                FINANCE -- 26.1%
 4,000          Aflac, Inc.                               150,000
 6,000          American International Group, Inc.        704,250

SHARES                                                  VALUE
COMMON STOCKS -- CONTINUED
                FINANCE -- CONTINUED
17,000          BankAmerica Corp.                       $ 1,712,750
13,000          Citicorp                                  1,407,250
40,000          Federal Home Loan Mortgage Corp.          1,090,000
20,000          Federal National Mortgage Association       722,500
80,000          Green Tree Financial Corp.                2,700,000
11,000          Household International, Inc.               947,375
56,250          MBNA Corp.                                1,567,969
25,000          NationsBank Corp.                         1,384,375
10,000          Norwest Corp.                               462,500
27,000          Travelers Group, Inc.                     1,292,625
 4,000          Wells Fargo & Co.                         1,136,500
                  Total                                  15,278,094
                HEALTH SERVICES -- 1.5%
18,000          United Healthcare Corp.                     857,250
                HEALTH TECHNOLOGY -- 13.2%
25,000          Abbott Laboratories                       1,403,125
20,000       (a)Amgen, Inc.                               1,117,500

20,000     Medtronic, Inc.                                                             1,245,000
14,000     Merck & Co., Inc.                                                           1,179,500
 7,000     Pfizer, Inc.                                                                  588,875
30,000     Schering Plough Corp.                                                       2,182,500
                   Total                                                               7,716,500
           INDUSTRIAL SERVICES -- 1.7%
15,000     Halliburton Co.                                                             1,016,250
           NON-ENERGY MINERALS -- 1.9%
40,000     Texas Industries, Inc.                                                      1,100,000
           PROCESS INDUSTRIES -- 1.3%
14,000     Avery Dennison Corp.                                                          539,000
 2,000     Du Pont (E.I.) de Nemours & Co.                                               212,000
                   Total                                                                 751,000
   SHARES                                                                              VALUE
COMMON STOCKS -- CONTINUED
           PRODUCER MANUFACTURING -- 8.9%
22,000     Allied-Signal, Inc.                                                        $1,567,500
 5,000     Dover Corp.                                                                   262,500
 5,000     General Electric Co.                                                          496,250
17,000     Illinois Tool Works, Inc.                                                   1,387,625
 8,000     Raychem Corp.                                                                 659,000
20,000  (a)Thermo Electron Corp.                                                         617,500
 8,000  (a)U.S. Filter Corp.                                                             247,000
                   Total                                                               5,237,375
           RETAIL TRADE -- 2.4%
15,000     Home Depot, Inc.                                                              802,500
22,000     Wal-Mart Stores, Inc.                                                         613,250
                   Total                                                               1,415,750
           TECHNOLOGY SERVICES -- 0.3%
 5,000     Computer Associates International, Inc.                                       194,375
           TELECOMMUNICATIONS -- 1.3%
15,000     Lucent Technologies, Inc.                                                     791,250
           TRANSPORTATION -- 2.9%
15,000  (a)AMR Corp.                                                                   1,237,500
16,000     Illinois Central Corp.                                                        504,000
                   Total                                                               1,741,500
                   TOTAL COMMON STOCKS (IDENTIFIED COST $38,834,648)                  52,062,719

SHARES OR
PRINCIPAL
AMOUNT                                                                                   VALUE
U.S. TREASURY SECURITIES -- 3.4%
       $2,000,000       United States Treasury Bill, 4/24/1997 (AT AMORTIZED COST)    $ 1,993,381
MUTUAL FUNDS -- 7.5%
        2,526,371       Goldman Sachs ILA Treasury Instruments                          2,526,371
        1,816,756       SEI Government Portfolio Money Market Fund                      1,861,756
                          TOTAL MUTUAL FUND SHARES (AT NET ASSET VALUE)                 4,388,127
                          TOTAL INVESTMENTS (IDENTIFIED COST $45,216,156) (B)         $58,444,227

(a) Non-income producing security.

(b) The cost of investments for federal tax purposes amounts to $45,216,156. The net unrealized appreciation of investments on a federal tax basis amounts to $13,228,071 which is comprised of $14,043,135 appreciation and $815,064 depreciation at March 31, 1997.

Note: The categories of investments are shown as a percentage of net assets ($58,554,898) at March 31, 1997.

(See Notes which are an integral part of the Financial Statements)

ARROW EQUITY PORTFOLIO
STATEMENT OF ASSETS AND LIABILITIES
MARCH 31, 1997 (UNAUDITED)

ASSETS:
Total investments in securities, at value (identified and tax cost $45,216,156)         $58,444,227
Cash                                                                                          8,130
Income receivable                                                                           102,531
Deferred expenses                                                                             1,612
        Total assets                                                                     58,556,500
LIABILITIES:
Accrued expenses                                                                              1,602
NET ASSETS for 3,862,138 shares outstanding                                             $58,554,898

NET ASSETS CONSIST OF:
Paid in capital                                                 $42,015,621
Net unrealized appreciation of investments                       13,228,071
Accumulated net realized gain on investments                      3,263,064
Undistributed net investment income                                  48,142
  Total Net Assets                                              $58,554,898
NET ASSET VALUE, AND REDEMPTION PROCEEDS PER SHARE:
$58,554,898 / 3,862,138 shares outstanding                           $15.16
Offering Price Per Share (100/96.50 of $15.16)*                      $15.71

* See "What Shares Cost" in the Prospectus.

(See Notes which are an integral part of the Financial Statements)

ARROW EQUITY PORTFOLIO
STATEMENT OF OPERATIONS
SIX MONTHS ENDED MARCH 31, 1997 (UNAUDITED)

INVESTMENT INCOME:
Dividends                                                              $431,697
Interest                                                                 62,569
    Total income                                                        494,266
EXPENSES:
Investment advisory fee                                  $225,024
Administrative personnel and services fee                  43,254
Custodian fees                                             11,960
Transfer and dividend disbursing agent fees and expenses   14,619
Directors'/Trustees' fees                                     723
Auditing fees                                               6,488
Legal fees                                                  1,716
Portfolio accounting fees                                  23,693
Distribution services fee                                  75,008
Share registration costs                                    8,179
Printing and postage                                        2,784
Insurance premiums                                          1,965
Miscellaneous                                               2,625
    Total expenses                                        418,038

Waivers--
  Waivers of distribution services fee                                                (75,008)
    Net expenses                                                                                            343,030
      Net investment income                                                                                 151,236
REALIZED AND UNREALIZED GAIN ON INVESTMENTS:
Net realized gain on investments                                                                          3,511,369
Net change in unrealized appreciation of investments                                                        980,648
  Net realized and unrealized gain on investments                                                         4,492,017
    Change in net assets resulting from operations                                                      $ 4,643,253

(See Notes which are an integral part of the Financial Statements)


ARROW EQUITY PORTFOLIO
STATEMENT OF CHANGES IN NET ASSETS

                                                                                   SIX MONTHS
                                                                                     ENDED
                                                                                  (UNAUDITED)            YEAR ENDED
                                                                                   MARCH 31,            SEPTEMBER 30,
                                                                                      1997                  1996
INCREASE (DECREASE) IN NET ASSETS:
OPERATIONS--
Net investment income                                                             $   151,236           $   423,781
Net realized gain on investments ($3,511,369 and $4,600,860 net gain,
respectively, as computed for federal tax purposes)                                 3,511,369             4,612,534
Net change in unrealized appreciation (depreciation)                                  980,648               (11,835)
  Change in net assets resulting from operations                                    4,643,253             5,024,480
DISTRIBUTIONS TO SHAREHOLDERS--
Distributions from net investment
income                                                                               (180,833)             (381,222)
Distributions from net realized gains                                              (3,886,419)             (218,057)
  Change in net assets resulting from distributions to shareholders                (4,067,252)             (599,279)
SHARE TRANSACTIONS--
Proceeds from sale of shares                                                       10,910,353            12,339,545
Net asset value of shares issued to shareholders in payment of
distributions declared                                                                389,067                47,007
Cost of shares redeemed                                                            (8,893,275)           (4,946,669)

        Change in net assets resulting from share transactions           2,406,145        7,439,883
          Change in net assets                                           2,982,146       11,865,084
      NET ASSETS:
      Beginning of period                                               55,572,752       43,707,668
      End of period (including undistributed net investment income
      of $48,142 and $77,739, respectively)                            $58,554,898      $55,572,752


(See Notes which are an integral part of the Financial Statements)

ARROW EQUITY PORTFOLIO
FINANCIAL HIGHLIGHTS
(FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD)

                                                                 SIX MONTHS
                                                                   ENDED
                                                                 (UNAUDITED)
                                                                  MARCH 31,         YEAR ENDED SEPTEMBER 30,
                                                                    1997        1996     1995     1994     1993(A)
NET ASSET VALUE, BEGINNING OF PERIOD                             $15.06        $13.80   $ 9.74   $10.02    $10.00
INCOME FROM INVESTMENT OPERATIONS
 Net investment income                                             0.06          0.12     0.10     0.07      0.04
 Net realized and unrealized gain (loss)
 on investments                                                    1.14          1.32     4.05    (0.25)     0.02
 Total from investment operations                                  1.20          1.44     4.15    (0.18)     0.06
LESS DISTRIBUTIONS
 Distributions from net
 investment income                                                (0.05)        (0.11)   (0.09)    (0.07)   (0.04)
 Distributions from net realized gain
 on investments                                                   (1.05)        (0.07)      --     (0.03)      --
 Total distributions                                              (1.10)        (0.18)   (0.09)    (0.10)   (0.04)
NET ASSET VALUE, END OF PERIOD                                   $15.16        $15.06   $13.80    $ 9.74   $10.02
TOTAL RETURN(B)                                                    7.98%        10.48%   42.90%    (1.84)%   0.60%
RATIOS TO AVERAGE NET ASSETS
 Expenses                                                          1.14%*        1.17%    1.28%     1.36%    1.32%*
 Net investment income                                             0.50%*        0.86%    0.90%     0.74%    0.62%*
 Expense waiver/reimbursement(c)                                   0.25%*        0.28%    0.30%     0.28%    0.30%*

SUPPLEMENTAL DATA
 Net assets, end of period
  (000 omitted)                   $58,555  $55,573  $43,708  $30,282  $31,159

 Average commission rate paid(d)  $0.0905  $0.0756       --       --       --

 Portfolio turnover                    25%      45%      45%     127%      54%

* Computed on an annualized basis.

(a) Reflects operations for the period from January 4, 1993 (date of initial public investment) to September 30, 1993.

(b) Based on net asset value, which does not reflect the sales charge or contingent deferred sales charge, if applicable.

(c) This voluntary expense decrease is reflected in both the expense and net investment income ratios shown above.

(d) Represents total commissions paid on portfolio securities divided by total portfolio shares purchased or sold on which commissions were charged. This disclosure is required for fiscal years beginning on or after September 1, 1995.

(See Notes which are an integral part of the Financial Statements)

ARROW FIXED INCOME PORTFOLIO
PORTFOLIO OF INVESTMENTS
MARCH 31, 1997 (UNAUDITED)

PRINCIPAL
 AMOUNT                                                                     VALUE
CORPORATE BONDS -- 64.5%
                  AEROSPACE & DEFENSE -- 1.8%
$  500,000        Rockwell International Corp., 6.75%, 9/15/2002             492,840
                  BANKING -- 8.3%

        1,000,000   Bank of Scotland, Edinburgh, 6.50%, 2/15/2011        892,150
          500,000   BankAmerica Corp., 7.50%, 10/15/2002                 504,795
          500,000   NationsBank Corp., 6.50%, 3/15/2006                  466,085
          500,000   NationsBank Corp., 6.875%, 2/15/2005                 482,765
                        Total                                          2,345,795
                    CONSUMER PRODUCTS -- 6.8%
        1,000,000   Kimberly Clark Corp., 7.875%, 2/1/2023               967,360
        1,000,000   Philip Morris Cos., Inc., 7.75%, 1/15/2027           952,780
                        Total                                          1,920,140
                    FINANCE -- 8.4%
          500,000   MBNA Corp., 6.875%, 10/1/1999                        499,250
        1,000,000   Smurfit Capital, 6.75%, 11/20/2005                   944,360
        1,000,000   Travelers Group, Inc., 6.25%, 12/1/2005             926,370
                        Total                                          2,369,980
                    INDUSTRIAL -- 23.3%
          500,000   La Quinta Inns, Inc., 7.25%, 3/15/2004               487,175
        1,000,000   Millenium America, Inc., 7.00%, 11/15/2006           947,920
        1,000,000   Tele-Communications, Inc., 9.875%, 6/15/2022       1,073,700
        1,000,000   Time Warner, Inc., 8.05%, 1/15/2016                  975,640
        1,000,000   USX Corp., 9.375%, 5/15/2022                       1,133,860
        1,000,000   WMX Technologies, Inc., 7.125%, 6/15/2001            999,660

1,000,000     WARF International Finance Ltd., 7.625%, 3/13/2007     972,030
              Total                                                6,589,985

PRINCIPAL
  AMOUNT
OF SHARES                                                                 VALUE
             CORPORATE BONDS -- CONTINUED
                OIL -- 3.4%
1,000,000       Phillips Petroleum Co., 7.92%, 4/15/2023               $  969,960

                UTILITIES -- 12.5%
  674,000       Arkansas Electric Co-op Corp., 7.33%, 6/30/2008           671,843
1,000,000       Central LA Electric Co., 6.95%, 6/12/2006                 956,450
1,000,000       Duke Power Co., 7.375%, 3/1/2023                          921,000
  500,000       Midwest Power Systems, Inc., 7.00%, 2/15/2005             486,715
  500,000       United Telephone Co. of Florida, 7.25%, 12/15/2004        497,940
                Total                                                   3,533,948
                TOTAL CORPORATE BONDS (IDENTIFIED COST $18,767,970)    18,222,648

             GOVERNMENT BONDS -- 31.5%
                FOREIGN MUNICIPAL -- 1.8%
  500,000       Ontario, Province, Canada, 7.375%, 1/27/2003              506,080

                GOVERNMENT AGENCIES -- 5.3%
  500,000       Federal Home Loan Bank, 6.32%, 2/1/2000                   495,690
1,000,000       Federal National Mortgage Association, 7.55%, 6/10/2004   994,690
                Total                                                   1,490,260

U.S. TREASURY SECURITIES -- 24.4%
    3,000,000   U.S. Treasury Bond, 7.50%, 11/15/2016             3,087,000
    1,000,000   U.S. Treasury Note, 5,875%, 2/15/2004               945,000
    1,500,000   U.S. Treasury Note, 7.50%, 5/15/2002              1,547,190
    1,250,000   U.S. Treasury Note, 8.00%, 5/15/2001              1,307,150
                   Total                                          6,887,230

                   TOTAL GOVERNMENT BONDS
                    (IDENTIFIED COST $9,275,418)                  8,883,570
 MUTUAL FUND -- 2.6%
      720,022      Goldman Sachs ILA Treasury Money Market Fund
                     (AT NET ASSET VALUE)                           720,000

                    TOTAL INVESTMENTS
                      (IDENTIFIED COST $28,763,410)(A)           27,826,240


(a) The cost of investments for federal tax purposes amounts to $28,763,410. The net unrealized depreciation of investments on a federal tax basis amounts to $937,170 which is comprised of $39,465 appreciation and $976,635 depreciation at March 31, 1997.

Note: The categories of investments are shown as a percentage of net assets
      ($28,229,184) at March 31, 1997.

(See Notes which are an integral part of the Financial Statements)

ARROW FIXED INCOME PORTFOLIO
STATEMENT OF ASSETS AND LIABILITIES
MARCH 31, 1997 (UNAUDITED)

ASSETS:
Total investments in securities, at value (identified and tax cost $28,763,410)         $27,826,240
Income receivable                                                                           543,692
Deferred expenses                                                                             1,998

  Total assets                                                     28,371,930
LIABILITIES:
Income distribution payable                            $139,793
Accrued expenses                                          2,953
  Total liabilities                                                   142,746
NET ASSETS for 2,943,000 shares outstanding                       $28,229,184
NET ASSETS CONSIST OF:
Paid in capital                                                   $30,075,419
Net unrealized depreciation of investments                           (937,170)
Accumulated net realized loss on investments                         (909,065)
  Total Net Assets                                                $28,229,184
NET ASSET VALUE, AND REDEMPTION PROCEEDS PER SHARE:
$28,229,184 / 2,943,000 shares outstanding                              $9.59
Offering Price Per Share (100/96.50 of $9.59)*                          $9.94

* See "What shares Cost" in the Prospectus.

(See Notes which are an integral part of the Financial Statements)

ARROW FIXED INCOME PORTFOLIO
STATEMENT OF OPERATIONS
SIX MONTHS ENDED MARCH 31, 1997 (UNAUDITED)

INVESTMENT INCOME:
Dividends                                                         $    30,901
Interest                                                              992,466
  Total income                                                      1,023,367
EXPENSES:
Investment advisory fee                               $86,990
Administrative personnel and services fee              24,863
Custodian fees                                         11,934
Transfer and dividend disbursing agent fees
  and expenses                                         19,004
Directors'/Trustees' fees                               1,492
Auditing fees                                           5,968
Legal fees                                              1,487
Portfolio accounting fees                              24,406
Distribution services fee                              36,246

Share registration costs                                  6,881
Printing and postage                                      1,532
Insurance premiums                                        1,813
Miscellaneous                                             4,568
    Total expenses                                      227,184
Waivers --
  Waiver of distribution services fee                   (36,246)
    Net expenses                                                       190,938
      Net investment income                                            832,429
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS:
Net realized gain on investments                                        53,460
Net change in unrealized depreciation of investments                  (368,730)
  Net realized and unrealized loss on investments                     (315,270)
    Change in net assets resulting from operations                    $517,159

(See Notes which are an integral part of the Financial Statements)

ARROW FIXED INCOME PORTFOLIO
STATEMENT OF CHANGES IN NET ASSETS

                                                                          SIX MONTHS
                                                                             ENDED
                                                                          (UNAUDITED)      YEAR ENDED
                                                                            MARCH 31,     SEPTEMBER 30,
                                                                              1997            1996
INCREASE (DECREASE) IN NET ASSETS:
OPERATIONS --
Net investment income                                                     $  832,429      $1,705,740
Net realized gain (loss) on investments ($53,460 net gain, and $540,150
net loss, respectively, as computed for federal tax purposes)                 53,460        (184,315)
Net change in unrealized appreciation (depreciation)                        (368,730)       (843,230)
  Change in net assets resulting from operations                             517,159         678,195
DISTRIBUTIONS TO SHAREHOLDERS --
Distributions from net investment income                                    (832,429)     (1,705,740)
SHARE TRANSACTIONS --
Proceeds from sale of shares                                               2,742,731       6,570,600

Net asset value of shares issued to shareholders in
  payment of distributions declared                        12,062           27,485
Cost of shares redeemed                                (2,918,670)      (7,523,659)
  Change in net assets resulting from
    share transactions                                   (163,877)        (925,574)
       Change in net assets                              (479,147)      (1,953,119)
NET ASSETS:
Beginning of period                                    28,708,331       30,661,450
End of period                                         $28,229,184      $28,708,331

(See Notes which are an integral part of the Financial Statements)

ARROW FIXED INCOME PORTFOLIO
FINANCIAL HIGHLIGHTS
(FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD)

                                                SIX MONTHS
                                                   ENDED
                                                (UNAUDITED)
                                                 MARCH 31,                      YEAR ENDED SEPTEMBER 30,
                                                   1997         1996            1995            1994            1993(A)
                                                -----------    ------           -----           ------          ------
NET ASSET VALUE, BEGINNING OF PERIOD            $9.70          $10.06           $9.31           $10.75          $10.00
INCOME FROM INVESTMENT OPERATIONS
  Net investment income                          0.33            0.57            0.59             0.59            0.44
  Net realized and unrealized gain (loss)
    on investments                              (0.11)          (0.36)           0.75            (1.41)           0.75
  Total from investment operations               0.22            0.21            1.34            (0.82)           1.19
LESS DISTRIBUTIONS
  Distributions from net investment income      (0.33)          (0.57)          (0.59)           (0.59)          (0.44)
  Distributions from net realized gain
    on investments                                 --              --              --            (0.03)             --
  Total distributions                           (0.33)          (0.57)          (0.59)           (0.62)          (0.44)
NET ASSET VALUE, END OF PERIOD                  $9.59           $9.70          $10.06            $9.31          $10.75
TOTAL RETURN(B)                                  2.21%           2.12%          14.89%           (7.85%)         12.09%
RATIOS TO AVERAGE NET ASSETS
  Expenses                                       1.32%*          1.27%           1.22%            1.15%           1.05%*
  Net investment income                          5.74%*          5.84%           6.17%            5.86%           5.71%*

  Expense waiver/reimbursement(c)                          0.25%*          0.26%           0.26%           0.26%           0.27%*
SUPPLEMENTAL DATA
Net assets, end of period (000 omitted)                 $28,229         $28,708         $30,661         $32,743         $42,715
Portfolio turnover                                           25%             55%             53%             28%             28%


* Computed on an annualized basis.

(a) Reflects operations for the period from January 4, 1993 (date of initial public investment) to September 30, 1993.

(b) Based on net asset value, which does not reflect the sales charge or contingent deferred sales charge, if applicable.

(c) This voluntary expense decrease is reflected in both the expense and net investment income ratios shown above.

(See Notes which are an integral part of the Financial Statements)


ARROW MUNICIPAL INCOME PORTFOLIO
PORTFOLIO OF INVESTMENTS
MARCH 31, 1997 (UNAUDITED)

PRINCIPAL
  AMOUNT                                                                                                VALUE
(A) LONG-TERM MUNICIPALS -- 91.6%
                        CALIFORNIA -- 5.3%
$700,000                Long Beach Harbor, CA, Revenue Bonds (Series A), 7.25% 5/15/2019                733,194
                        GEORGIA -- 4.0%
 500,000                Appling County, GA Development Authority, PCR Refunding Bonds,
                        7.00% (Olglethorpe Power Corp.)/(MBIA Insured), 1/1/2012                        548,930
                        ILLINOIS -- 7.5%
   500,000              Illinois Housing Development Authority, Mortgage Revenue Bonds
                        (Series D-1), 6.40%, 8/1/2017                                                   510,550

   485,000      Waukegan, IL, GO UT Bonds, 6.80% 12/30/2007                                521,074
                Total                                                                    1,031,624

                INDIANA -- 3.7%
   500,000      Ball State University, University Revenue Bonds (Series G), 6.125%
                (FGIC Insured), 7/1/2014                                                   511,975

                IOWA -- 8.6%
   500,000      Iowa Student Loan Liquidity Corporation, Student Loan Revenue Bonds
                (Series B), 6.75%, 3/1/2004                                                529,635
   650,000      Ottumwa Iowa Community School District, GO UT Bonds, 5.60% (CGIC
                Insured), 6/1/2010                                                         655,324
                Total                                                                    1,184,959

                KENTUCKY -- 2.7%
   350,000      Kentucky Higher Education Student Loan Corporation, Insured Student
                Loan Revenue Bonds (Series D), 7.10%, 12/1/2011                            373,618

                MISSISSIPPI -- 3.9%
   500,000      Mississippi Higher Education, Student Loan Revenue Bonds
                (Sub-Series C), 7.50% (Guaranteed Student Loans LOC), 9/1/2009             532,190

                MISSOURI -- 22.5%
   340,000      Kansas City, MO, Sewer Authority, Refunding Revenue Bonds, 6.40%,
                3/1/2010                                                                   352,628

PRINCIPAL
 AMOUNT                                                                                    VALUE
(A)LONG-TERM MUNICIPALS -- CONTINUED
                MISSOURI -- CONTINUED
$  500,000      Missouri State Environmental Improvement & Energy Authority,
                Refunding Revenue Bonds, 5.50% (Associated Electric Cooperative
                Thomas Hill), 12/1/2010                                                 $  500,170
   300,000      Missouri State HEFA, Revenue Bonds, 6.50% (St. Louis University)/

                        (AMBAC Insured), 8/1/2016                                                               321,003

        120,000         Missouri State Housing Development Commission, SFM Revenue Bonds
                        (Series A), 6.00% (GNMA COL), 6/1/2015                                                  121,100

        740,000         Missouri State Housing Development Commission, SFM Revenue Bonds
                        (Series A), 6.625% (GNMA COL), 12/1/2017                                                762,200

      1,000,000         Missouri State, Third State Building GO UT Refunding Bonds (Series B),
                        6.30%, 11/1/2012                                                                      1,041,610

                           Total                                                                              3,098,711

                        NEVADA -- 3.9%
        500,000         Clark County, NV, Pollution Control, Refunding Revenue Bonds
                        (Series B), 6.60% (Nevada Power Co.), 6/1/2019                                          534,870

                        PENNSYLVANIA -- 5.3%

        545,000         Delaware County, PA, GO UT Refunding Bonds, 6.00% (United States
                        Treasury PRF), 11/15/2002 (@102)                                                        575,896

        155,000         Delaware County, PA, Refunding Bonds, 6.00%, 11/15/2014                                 157,682

                           Total                                                                                733,578

                        TEXAS -- 12.5%
        500,000         North Texas Higher Education Authority, Inc., Student Loan Revenue
                        Refunding Bonds (Series D), 6.30% (Guaranteed Student Loans LOC),
                        4/1/2010                                                                                489,905

        155,000         Texas State, GO UT Bonds (Series A), 6.60% (Veterans Housing
                        Assistance Fund), 12/1/2016                                                             158,120

      1,000,000         Texas State, GO UT Bonds (Series A), 7.00%, 8/1/2011                                  1,078,590

                           Total                                                                              1,735,615

                        VIRGINIA -- 4.2%
        550,000         Virginia State Housing Development Authority, Revenue Bonds (Series B),




                6.55% 1/1/2011
                                                                                              581,691
  PRINCIPAL
   AMOUNT
     OR
   SHARES                                                                                        VALUE
(A) LONG-TERM MUNICIPALS--CONTINUED
                WASHINGTON--5.6%
$725,000        King County, WA School District #415 Kent, GO UT Bonds (Series B),
                6.00%, 12/1/2008                                                              $   766,412

                WISCONSIN--1.9%
 255,000        Madison, WI, IDR (Series A), 6.75% (Madison Gas & Electric Co.), 4/1/2027         268,523

                TOTAL LONG-TERM MUNICIPALS (IDENTIFIED COST $12,365,280)                       12,635,890

MUTUAL FUNDS--7.1%
 666,542        Goldman Sachs ILA Tax Exempt Money Market Fund                                    666,542

 316,223        SEI Tax Exempt Money Market Fund                                                  316,223

                TOTAL MUTUAL FUNDS (AT NET ASSET VALUE)                                           982,765

                TOTAL INVESTMENTS (IDENTIFIED COST $13,348,045)(B)                             13,618,655



(a) At March 31, 1997, 29.2% of the total investments at market value were subject to alternative minimum tax.

(b) The cost of investments for federal tax purposes amounts to $13,348,045. The net unrealized appreciation of investments on a federal tax basis amounts to $270,610 which is comprised of $285,624 appreciation and $15,014 depreciation at March 31, 1997.

Note: The categories of investments are shown as a percentage of net assets
      ($13,795,291) at March 31, 1997.

The following acronyms are used throughout this portfolio:

AMBAC    -       American Municipal Bond Assurance Corporation
CGIC     -       Capital Guaranty Insurance Corporation
COL      -       Collateralized
FGIC     -       Financial Guaranty Insurance Company
GNMA     -       Government National Mortgage Association
GO       -       General Obligation
HEFA     -       Health and Education Facilities Authority
IDR      -       Industrial Development Revenue
LOC      -       Letter of Credit
MBIA     -       Municipal Bond Investors Assurance
PCR      -       Pollution Control Revenue
PRF      -       Prerefunded
SFM      -       Single Family Mortgage
UT       -       Unlimited Tax



(See Notes which are an integral part of the Financial Statements)

ARROW MUNICIPAL INCOME PORTFOLIO
STATEMENT OF ASSETS AND LIABILITIES
MARCH 31, 1997 (UNAUDITED)

ASSETS:
Total investments in securities, at value
(identified and tax cost $13,348,045)                       $13,618,655
Cash                                                                100
Income receivable                                               226,151
Deferred expenses                                                 1,282
  Total assets                                               13,846,188

LIABILITIES:
Income distribution payable                  $49,640
Accrued expenses                               1,257
  Total liabilities                                              50,897
NET ASSETS for 1,349,879 shares outstanding                 $13,795,291
NET ASSETS CONSIST OF:
Paid in capital                                             $13,854,163
Net unrealized appreciation of investments                      270,610
Accumulated net realized loss on investments                   (329,482)


  Total Net Assets                                                 $13,795,291

NET ASSET VALUE, OFFERING PRICE AND REDEMPTION PROCEEDS PER SHARE:
$13,795,291 / 1,349,879 shares outstanding                              $10.22
Offering Price Per Share (100/96.50 of $10.22)*                         $10.59


*See "What Shares Cost" in the Prospectus.

(See Notes which are an integral part of the Financial Statements)

ARROW MUNICIPAL INCOME PORTFOLIO
STATEMENT OF OPERATIONS
SIX MONTHS ENDED MARCH 31, 1997 (UNAUDITED)


INVESTMENT INCOME:
Interest                                                                                  $406,301
EXPENSES:
Investment advisory fee                                                   $50,185
Administrative personnel and services fee                                  24,863
Custodian fees                                                              1,792
Transfer and dividend disbursing agent fees and expenses                   16,252
Directors'/Trustees' fees                                                     947
Auditing fees                                                               6,284
Legal fees                                                                  1,348
Portfolio accounting fees                                                  24,730
Distribution services fee                                                  17,923
Share registration costs                                                    6,142
Printing and postage                                                        3,216
Insurance premiums                                                          1,377
Miscellaneous                                                               3,579
  Total Expenses                                                          158,638
Waivers --
  Waiver of investment advisory fee                       $(42,299)
  Waiver of distribution services fee                      (17,923)
    Total waivers                                                         (60,222)
      Net expenses                                                                          98,416
      Net investment income                                                                307,805
REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS:

Net realized gain on investments........................   31,968
Net change in unrealized appreciation of investments....  (89,523)
  Net realized and unrealized loss on investments.......  (57,555)
    Change in net assets resulting from operations...... $250,330

(See Notes which are an integral part of the Financial Statements)

ARROW MUNICIPAL INCOME PORTFOLIO
STATEMENT OF CHANGES IN NET ASSETS

                                                                              SIX MONTHS
                                                                                ENDED
                                                                              (UNAUDITED)     YEAR ENDED
                                                                              MARCH 31,      SEPTEMBER 30,
                                                                                1997            1996
INCREASE (DECREASE) IN NET ASSETS:
OPERATIONS --
Net investment income.......................................................  $   307,885     $   763,708
Net realized gain (loss) on investments ($31,968 net gain and
$284,885 net loss, respectively, as computed for federal tax purposes)......       31,968          70,342
Net change in unrealized appreciation (depreciation)........................      (89,523)           (648)
  Change in net assets resulting from operations............................      250,330         833,402
DISTRIBUTIONS TO SHAREHOLDERS --
Distributions from net investment income....................................     (307,885)       (763,708)
SHARE TRANSACTIONS --
Proceeds from sale of shares................................................      388,776       1,294,036
Net asset value of shares issued to shareholders in payment of
distributions declared......................................................        8,955          22,639
Cost of shares redeemed.....................................................   (1,491,846)     (4,175,893)
  Change in net assets resulting from share transactions....................   (1,094,115)     (2,859,218)
    Change in net assets....................................................   (1,151,670)     (2,789,524)
NET ASSETS:
Beginning of period.........................................................   14,946,961      17,736,485
End of period...............................................................  $13,795,291     $14,946,961

(See Notes which are an integral part of the Financial Statements)

ARROW MUNICIPAL INCOME PORTFOLIO
FINANCIAL HIGHLIGHTS
(FOR A SHARE OUTSTANDING THROUGHOUT EACH PERIOD)

                                               SIX MONTHS
                                                 ENDED
                                              (UNAUDITED)
                                               MARCH 31,           YEAR ENDED SEPTEMBER 30,
                                                 1997        1996      1995      1994    1993(A)
NET ASSET VALUE, BEGINNING OF PERIOD..........  $ 10.26    $ 10.22   $  9.87    $ 10.61  $ 10.00
INCOME FROM INVESTMENT OPERATIONS
 Net investment income........................     0.22       0.47      0.46       0.47     0.32
 Net realized and unrealized gain (loss)
 on investments...............................    (0.04)      0.04      0.35      (0.72)    0.61
 Total from investment operations.............     0.18       0.51      0.81      (0.25)    0.93
LESS DISTRIBUTIONS
 Distributions from net
 investment income............................    (0.22)     (0.47)    (0.46)     (0.47)   (0.32)
 Distributions from net realized gain
 on investments...............................       --         --        --      (0.02)      --
 Total distributions..........................    (0.22)     (0.47)    (0.46)     (0.49)   (0.32)
NET ASSET VALUE, END OF PERIOD................  $ 10.22    $ 10.26   $ 10.22    $  9.87  $ 10.61
TOTAL RETURN(B)...............................     1.76%      5.04%     8.46%    (2.41%)    9.43%
RATIOS TO AVERAGE NET ASSETS
 Expenses.....................................     1.37%*     1.20%     1.09%     0.85%     0.72%*
 Net investment income........................     4.29%*     4.49%     4.70%     4.62%     4.71%*
 Expense waiver/reimbursement(c)..............     0.84%      0.84%     0.80%     0.81%     0.85%*
SUPPLEMENTAL DATA
 Net assets, end of period (000 omitted)......  $13,795    $14,947   $17,736    $23,187  $24,087
 Portfolio turnover...........................        7%        20%       38%        27%      14%

(a) Reflects operations for the period from February 1, 1993 (date of initial public investment) to September 30, 1993.

(b) Based on net asset value, which does not reflect the sales charge or contingent deferred sales charge, if applicable.

(c) This voluntary expense decrease is reflected in both the expense and net investment income ratios shown above.

(See Notes which are an integral part of the Financial Statements)

        ARROW EQUITY AND INCOME FUNDS COMBINED NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 1997 (UNAUDITED)

1. ORGANIZATION

Arrow Funds (the "Trust") is registered under the Investment Company Act of 1940, as amended (the "Act") as an open-end, management investment company. The Trust consists of four diversified portfolios (individually referred to as the "Fund," or collectively as the "Funds"). The following portfolios are included herein:

PORTFOLIO NAME                            INVESTMENT OBJECTIVE
Arrow Equity Portfolio ("Equity Fund")   Capital appreciation by investing primarily in equity securities.

Arrow Fixed Income Portfolio             Current income by investing primarily in a portfolio of U.S. government and investment
("Fixed Income Fund")                    grade corporate securities.

Arrow Municipal Income Portfolio         Current income which is exempt from regular federal income tax by investing primarily in a
("Municipal Income Fund")                diversified portfolio of municipal securities.


The financial statements of Arrow Government Money Market Portfolio are presented separately. The assets of each portfolio are segregated and a shareholder's interest is limited to the portfolio in which shares are held.

2. SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of significant accounting policies consistently followed by the Funds in the preparation of their financial statements. These policies are in conformity with generally accepted accounting principles.

        INVESTMENT VALUATIONS - Municipal bonds are valued by an independent pricing service, taking into consideration yield, liquidity, risk, credit quality, coupon, maturity, type of issue, and any other factors or market data the pricing service deems relevant. U.S. government securities and listed corporate bonds are generally valued at the mean of the latest bid and asked price as furnished by an independent pricing service. Listed equity securities are valued at the last sale price reported on a national securities exchange. Short-term securities are valued at the prices provided by an independent pricing service. However, short-term securities with remaining maturities of sixty days or less at the time of purchase may be valued at amortized cost, which approximates fair market value. Investments in other open-end regulated investment companies are valued at net asset value.

        INVESTMENT INCOME, EXPENSES AND DISTRIBUTIONS - Interest income and expenses are accrued daily. Bond premium and discount, if applicable, are amortized as required by the Internal Revenue Code, as amended (the "Code"). Dividend income and distributions to shareholders are recorded on the ex-dividend date.

        FEDERAL TAXES - It is the Funds' policy to comply with the provisions of the Code applicable to regulated investment companies and to distribute to shareholders each year substantially all of their income. Accordingly, no provisions for federal tax are necessary.

        At September 30, 1996, the funds listed below, for federal tax purposes, had capital loss carryforwards, which will reduce each fund's taxable income arising from future net realized gain on investments, if any, to the extent permitted by the Code, and thus will reduce the amount of the distributions to shareholders which would otherwise be necessary to relieve the funds of any liability for federal tax.


                CAPITAL LOSS    CAPITAL LOSS    CAPITAL LOSS


                                              CARRYFORWARD            CARRYFORWARD             CARRYFORWARD            TOTAL
   FUND                                       TO EXPIRE IN            TO EXPIRE IN             TO EXPIRE IN         CAPITAL LOSS
                                                   2002                    2003                    2004             CARRYFORWARDS
   Fixed Income Fund                               $24                   $227,158                $540,150             $767,332
   Municipal Income Fund                            --                     76,653                 284,885              361,538

   Additionally, net capital losses on Fixed Income Fund of $195,217, attributable to security transactions incurred after October 31, 1995, were treated as arising on October 1, 1996, the first day of the Fund's next taxable year.

   WHEN-ISSUED AND DELAYED DELIVERY TRANSACTIONS -- The Funds may engage in when-issued or delayed delivery transactions. The Funds record when-issued securities on the trade date and maintain security positions such that sufficient liquid assets will be available to make payment for the securities purchased. Securities purchased on a when-issued or delayed delivery basis are marked to market daily and begin earning interest on the settlement date.

   DEFERRED EXPENSES -- The costs incurred by each Fund with respect to registration of its shares in its first fiscal year, excluding the initial expense of registering its shares, have been deferred and are being amortized over a period not to exceed five years from each Fund's commencement date.

   USE OF ESTIMATES -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts of assets, liabilities, expenses and revenues reported in the financial statements. Actual results could differ from those estimated.

   OTHER -- Investment transactions are accounted for on the trade date.

3. SHARES OF BENEFICIAL INTEREST

The Declaration of Trust permits the Board of Trustees to issue an unlimited number of full and fractional shares of beneficial interest (without par value).

Transactions in shares were as follows:

                                                EQUITY FUND                  FIXED INCOME FUND            MUNICIPAL INCOME FUND
                                        SIX MONTHS         YEAR         SIX MONTHS        YEAR         SIX MONTHS        YEAR
                                          ENDED           ENDED           ENDED          ENDED           ENDED          ENDED
                                         MARCH 31,     SEPTEMBER 30,     MARCH 31,    SEPTEMBER 30,     MARCH 31,    SEPTEMBER 30,
                                           1997            1996            1997           1996            1997           1996
Shares sold                              718,054          867,438        276,196         661,379          37,670        126,133
Shares issued to share-
holders in payment of
distributions declared                    25,709            3,298          1,217           2,772             871          2,204
Shares redeemed                         (572,168)        (346,978)      (295,025)       (750,074)       (144,871)      (407,947)
Net change resulting
from share
transactions                             171,595          523,758        (17,612)        (85,923)       (106,330)      (279,610)


4.   INVESTMENT ADVISORY FEE AND OTHER TRANSACTIONS WITH AFFILIATES

     INVESTMENT ADVISORY FEE -- Mark Twain Bank, the Funds' investment adviser (the "Adviser"), receives for its services an annual investment advisory fee based on a percentage of each Fund's average daily net assets as follows:

     FUND                       ADVISORY FEE
     Equity Fund                    0.75%
     Fixed Income Fund              0.60%
     Municipal Income Fund          0.70%


     The Adviser may voluntarily choose to waive any portion of its fee. The Adviser can modify or terminate this voluntary waiver at any time at its sole discretion.

ADMINISTRATIVE FEE -- Federated Administrative Services ("FAS") provides the Funds with certain administrative personnel and services. The fee paid to FAS is based on the level of average aggregate net assets of the Funds for the period.

DISTRIBUTION SERVICES FEE -- The Funds have adopted a Distributor Plan (the "Plan") pursuant to Rule 12b-1 under the Act. Under the terms of the Plan, the Funds will compensate Federated Securities Corp. ("FSC"), the principal distributor, from the net assets of the Funds to finance activities intended to result in the sale of the Funds' shares. The Plan provides that the Funds may incur distribution expenses up to 0.25% of average daily net assets, annually, to compensate FSC. The distributor may voluntarily choose to waive any portion of its fee. The distributor can modify or terminate this voluntary waiver at any time at its sole discretion.

TRANSFER AGENT AND DIVIDEND DISBURSING AGENT FEES -- Federated Services Company ("FServ"), through its subsidiary, Federated Shareholder Services Company ("FSSC") serves as transfer and dividend disbursing agent for the Funds. The fee paid to FSSC is based on the size, type, and number of accounts and transactions made by shareholders.

PORTFOLIO ACCOUNTING FEES -- FServ also maintains the Fund's accounting records for which it receives a fee. The fee is based on the level of each Fund's average daily net assets for the period, plus out-of-pocket expenses.

CUSTODIAN FEES -- Mark Twain Bank is the Funds' custodian. The fee is based on the level of each Fund's average daily net assets for the period, plus out-of-pocket expenses.

ORGANIZATIONAL EXPENSES -- Organizational expenses for the Funds were borne initially by FAS. The Funds have agreed to reimburse FAS for the organizational expenses during the five-year period following November 24, 1992 (the date the Trust became effective). For the six months ended March 31, 1997, each Fund paid the following amounts to FAS pursuant to this agreement:

                              EXPENSES OF            AMOUNTS REIMBURSED TO FAS
                              ORGANIZING             FOR THE SIX MONTHS ENDED
FUND                           THE FUND                    MARCH 31, 1997
Equity Fund                    $17,560                 $2,524
Fixed Income Fund               17,401                  2,456
Municipal Income Fund           16,729                  2,346

GENERAL -- Certain of the Officers and Trustees of the Trust are Officers and Directors or Trustees of the above companies.

5. INVESTMENT TRANSACTIONS

Purchases and sales of investments, excluding short-term securities, for the period ended March 31, 1997, were as follows:


FUND                           PURCHASES                  SALES
Equity Fund                    $14,145,966             $21,016,202
Fixed Income Fund                6,997,988               7,873,901
Municipal Income Fund              923,770               2,661,022

6. SUBSEQUENT EVENT

Effective April 25, 1997, in connection with the merger of Mark Twain Bancshares, Inc., the parent company of Mark Twain Bank, into Mercantile Bancorporation Inc., Mississippi Valley Advisors Inc. succeeded Mark Twain Bank as the investment adviser to the Trust. The terms of the investment advisory contract between the Trust and Mississippi Valley Advisors Inc. are substantially similar to the investment advisory contract between the Trust and Mark Twain Bank.

TRUSTEES

John F. Donahue
Thomas G. Bigley
John T. Conroy, Jr.

William J. Copeland
James E. Dowd
Lawrence D. Ellis, M.D.
Edward L. Flaherty, Jr.
Edward C. Gonzales
Peter E. Madden
Gregor F. Meyer
John E. Murray, Jr.
Wesley W. Posvar
Marjorie P. Smuts

OFFICERS
John F. Donahue
 Chairman
Edward C. Gonzales
 President and Treasurer
J. Christopher Donahue
 Executive Vice President
John W. McGonigle
 Executive Vice President and Secretary
Charles L. Davis, Jr.
 Vice President and Assistant Treasurer
Richard B. Fisher
 Vice President
Gail Cagney
 Assistant Secretary

Mutual funds are not bank deposits or obligations, are not guaranteed by any bank, and are not insured or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other government agency. Investment in mutual funds involves investment risk, including possible loss of principal.

This report is authorized for distribution to prospective investors only when preceded or accompanied by the funds' prospectus which contains facts concerning their objectives and policies, management fees, expenses and other information.